FOR IMMEDIATE RELEASE

ELLIE MAE COMPLETES ACQUISITION OF VELOCIFY

Ellie Mae will Deliver Digital Mortgage Capabilities with Addition of Velocify’s Sales Acceleration Technology

PLEASANTON, Calif. - October 2, 2017 - Ellie Mae® (NYSE:ELLI), the leading cloud-based platform for the mortgage finance industry, announced today that it has completed its acquisition of Velocify, the leading sales acceleration platform. The acquisition brings together leading mortgage technologies to accelerate the vision of offering a fully digital mortgage.

Velocify’s lead management solutions help sales teams keep pace with the speed of opportunity by driving rapid lead response, improving productivity and offering actionable selling insights. Going forward Ellie Mae will integrate Velocify’s lead management, engagement and distribution capabilities with Ellie Mae's Encompass CRM's unique approach to automated one-to-one personalized marketing and the Encompass Consumer Connect digital consumer experience. The robust solution will meet the needs of today’s lenders by delivering a complete digital lead capture and conversion solution for creating interest, turning that interest into an application and then funding that loan quickly and at a low cost. Many of Ellie Mae’s Encompass customers use the Velocify solution today.

“Ellie Mae’s North Star is to automate everything automatable for the residential mortgage industry and we believe that a true digital mortgage must encompass the entire loan lifecycle, from targeted marketing automation to lead generation to application to automated investor delivery. The acquisition of Velocify accelerates our delivery of a true digital mortgage solution for the industry,” said Jonathan Corr, president and CEO of Ellie Mae. “In the coming months we will integrate Velocify’s lead management, engagement and distribution capabilities with our own CRM and Consumer Connect solutions to help lenders turn consumer interest into applications through a personalized, high-tech and human-touch experience.”

“Velocify and Ellie Mae are longtime partners in the mortgage space thanks to our integration with their Encompass solution. We’re both fueled by the mission to simplify and speed up the mortgage process to help lenders originate more loans, lower costs and reduce time to close,” said Nick Hedges, former president and CEO of Velocify who will assume the role of senior vice president at Ellie Mae. “Velocify has built the leading software solution for consumer sales engagement during the early stages of the sales process and with this acquisition, we will extend that capability throughout the consumer buying cycle.”

Ellie Mae will provide additional financial details when the company reports its third quarter results.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, reduce origination costs, and reduce the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

About Velocify
Velocify® provides a sales acceleration software platform that helps high-velocity sales teams turn more prospects into customers. More than 1,500 companies streamline, automate, and optimize their sales processes using Velocify. Velocify’s software delivers a prescriptive approach to selling and surfaces actionable performance insights to ensure salespeople stay focused on activities that lead to more sales.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding Ellie Mae’s ability to successfully integrate Velocify’s software solutions with Ellie Mae’s software solutions, the potential benefits of the combined software solutions as well as Ellie Mae’s ability to deliver its digital mortgage solution and the benefits of this digital mortgage solution.  These statements involve known and unknown risks, uncertainties, and other factors which may cause actual results to be materially different than those expressed or implied in such statements.  The forward-looking statements included in this press release are made only as of the date hereof.  Ellie Mae cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

PRESS CONTACTS:
Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

Alexandra Gardell Kreuter
Allison+Partners
(646) 428-0618
EllieMae@allisonpr.com

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© 2017 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are the property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.